Exhibit 21
Subsidiaries

Entity Name	State of Incorporation
Clayton Road Assisted Living, LLC	Missouri

COPSUN Clayton MO Manager, LLC	Delaware

Dignity Home Care, Inc.	New York

Forum Group Payroll, Inc.	Delaware

GCI Carmel, LP	Delaware

GCI Elmhurst, LP	Delaware

GCI Fort Worth, LP	Delaware

GCI Kirkwood, LP	Delaware

GCI Malden, LP	Delaware

GCI Woodlands, LP	Delaware

Greystone Communities, Inc.	Texas

Hearthside Operations, Inc.	Delaware

Hospice of the Heartland, LLC	Oklahoma

Huntcliff Summit Condominium Association, Inc.	Georgia

Jefferson Senior Living Condominium Community	Virginia

Karrington Health, Inc.	Ohio

Karrington of Albuquerque Ltd.	Ohio

Karrington of Colorado Springs Ltd.	Ohio

Karrington of Englewood Ltd.	Ohio

Karrington of Findlay Ltd.	Ohio

Karrington of Finneytown Ltd.	Ohio

Karrington of Kenwood Ltd.	Ohio

Karrington of Oakwood Ltd.	Ohio

Karrington Operating Company, Inc.	Ohio

Kensington Cottages Corporation of America	Minnesota

LandCal Investments SSL, Inc.	California

Legacy Healthcare Management, LLC	Missouri

Martha Child Interiors, Inc.	Virginia

Master CNLSun Manager I, LLC	Delaware

Master MetSun GP, LLC	Delaware

Master MetSun Three GP, LLC	Delaware

Master MetSun Two GP, LLC	Delaware

Master MorSun GP, LLC	Delaware

Mercy Hospice, Inc.	Missouri

MorSun Tenant GP, LLC	Delaware

MorSun Tenant, LP	Delaware

MSLS-MapleRidge, Inc.	Delaware

NAH/Sunrise Severna Park, LLC	Maryland

Olathe	Delaware

Pennsylvania Trinity Hospice, LLC	Pennsylvania

SCIC Investments, LLC	Delaware

SCICMM, Inc.	Delaware

SCIC, Inc.	Vermont

Entity Name	State of Incorporation
Senior Living University, LLC	Delaware

SSL Grosse Pointe Senior Living, LLC	Michigan

SSL Grosse Pointe Services, LLC	Michigan

SSLMI-DC Realty, LLC	Washington DC

SSLMI-FL Realty, LLC	Delaware

SunCo, LLC	Delaware

SunCo II, LLC	Delaware

Sunrise Ann Arbor Assisted Living, LLC	Michigan

Sunrise Assisted Living Limited Partnership	Virginia

Sunrise Assisted Living Limited Partnership VIII	California

Sunrise Augusta Assisted Living Limited Partnership	Georgia

Sunrise Aurora Assisted Living, LLC	Colorado

Sunrise Bath Assisted Living, LLC	Ohio

Sunrise Bellevue (Land) SL, LLC	Delaware

Sunrise Boynton Beach FL Senior Living, LLC	Delaware

Sunrise Burlingame Senior Living, LLC	Delaware

Sunrise Carlisle GP, LLC	Delaware

Sunrise Carlisle, LP	Delaware

Sunrise Carmel Assisted Living, LLC	Indiana

Sunrise Cedar Park SL, LLC	Delaware

Sunrise Chanate Assisted Living, LP	California

Sunrise Clay Street Senior Living, LLC	Delaware

Sunrise Columbus Assisted Living Limited Partnership	Georgia

Sunrise Connecticut Avenue Assisted Living, LLC	Washington DC

Sunrise Continuing Care, LLC	Delaware

Sunrise Corby Place SL, LLC	Delaware

Sunrise Development Inc.	Virginia

Sunrise Dunwoody Assisted Living, LP	Georgia

Sunrise East Baton Rouge LA Senior Living, LLC	Louisiana

Sunrise Eastover Assisted Living, LLC	North Carolina

Sunrise Fairfax Assisted Living, LLC	Virginia

Sunrise Fall Creek Assisted Living, LLC	Indiana

Sunrise Farmington Hills Assisted Living, LLC	Michigan

Sunrise Floral Vale Senior Living, LLC	Pennsylvania

Sunrise Fort Wayne Assisted Living, LLC	Indiana

Sunrise Frankfurt-Westend Pflege GmbH	Germany

Sunrise Fullerton Senior Living, LLC	Delaware

Sunrise Greenville Assisted Living Limited Partnership	South Carolina

Sunrise Hamilton Assisted Living, LLC	Ohio

Sunrise Hannover Pflege GmbH	Germany

Sunrise Holbrook Assisted Living, LLC	New York

Sunrise Home Help Cardiff Limited	Germany

Sunrise Home Help Chorleywood Limited	Germany

Sunrise Home Help Eastbourne Limited	Germany

Sunrise Home Help Mobberley Limited	Germany

Sunrise Home Help Solihull Limited	Germany

Sunrise Home Help Southbourne Limited	Germany

Entity Name	State of Incorporation
Sunrise Home Help Tettenhall Limited	Germany

Sunrise Home Help Weybridge Limited	Germany

Sunrise Houston TX Senior Living, LLC	Texas

Sunrise IV of CA, Inc.	California

Sunrise Klein Flottbek Pflege GmbH	Germany

Sunrise Königstein Pflege GmbH	Germany

Sunrise Lombard IL Senior Living, LLC	Delaware

Sunrise Lower Makefield PA Senior Living, LP	Delaware

Sunrise Millbrook (Land) SL, LLC	Delaware

Sunrise Monterey Senior Living, LP	Delaware

Sunrise München-Thalkirchen Pflege GmbH	Germany

Sunrise Napa Assisted Living Limited Partnership	California

Sunrise North Senior Living LTD	New Brunswick, Canada

Sunrise Oberursel Pflege GmbH	Germany

Sunrise of Beaconsfield GP Inc.	New Brunswick, Canada

Sunrise of Beaconsfield LP	Ontario, Canada

Sunrise of Blainville GP Inc.	New Brunswick, Canada

Sunrise of Blainville LP	Ontario, Canada

Sunrise of Burnaby GP Inc.	New Brunswick, Canada

Sunrise of Burnaby LP	Ontario, Canada

Sunrise of Dollard Des Ormeaux GP Inc.	New Brunswick, Canada

Sunrise of Dollard Des Ormeaux LP	Ontario, Canada

Sunrise of North York GP Inc.	New Brunswick, Canada

Sunrise of Oakville II LP	Ontario, Canada

Sunrise of Sherbrooke GP Inc.	New Brunswick, Canada

Sunrise of Sherbrooke LP	Ontario, Canada

Sunrise Partners LP	Virginia

Sunrise Pasadena CA Senior Living, LLC	California

Sunrise Pleasanton Senior Living, LP	Delaware

Sunrise Reinbek Pflege GmbH	Germany

Sunrise Second Bayou St. John Assisted Living, LLC	Louisiana

Sunrise Senior Living Germany GmbH	Germany

Sunrise Senior Living Home Care, Inc.	Delaware

Sunrise Senior Living Insurance, Inc.	Vermont

Sunrise Senior Living International, LP	Jersey

Sunrise Senior Living Investments, Inc.	Virginia

Sunrise Senior Living Jersey Ltd.	Jersey

Sunrise Senior Living Ltd.	Jersey

Sunrise Senior Living Management, Inc.	Virginia

Sunrise Senior Living Services, Inc.	Delaware

Sunrise Senior Living Ventures, Inc.	Delaware

Sunrise Shaker Heights Assisted Living, LLC	Ohio

Sunrise St. Johns Assisted Living, LLC	Louisiana

Sunrise Stratford GP, LLC	Delaware

Sunrise Stratford, LP	Delaware

Sunrise Sutter Assisted Living, LP	Delaware

Sunrise Torrance Senior Living, LLC	Delaware

Entity Name	State of Incorporation
Sunrise Turtle Creek SL, LP	Delaware

Sunrise Turtle Creek SL GP, LLC	Delaware

Sunrise Villa Camphausen Pflege GmbH	Germany

Sunrise Virginia Beach Estates, LLC	Delaware

Sunrise Webster House GP, LLC	Delaware

Sunrise Webster House, LP	Delaware

Sunrise West Assisted Living Limited Partnership	California

Sunrise West Hartford Assisted Living, LLC	Connecticut

Sunrise Wiesbaden Pflege GmbH	Germany

Sunrise Willow Lake Assisted Living, LLC	Indiana

Sunrise Wilton Assisted Living, LLC	Connecticut

Sunrise Woodlands TX SL GP, LLC	Delaware

Sunrise Woodlands TX SL, LP	Delaware

Sunrise Wooster Assisted Living LLC	Ohio

SZR Beaconsfield, Inc.	New Brunswick, Canada

SZR Blainville, Inc.	New Brunswick, Canada

SZR Burnaby Properties Inc.	British Columbia, Canada

SZR Dollard Des Ormeaux Inc.	New Brunswick, Canada

SZR North York Inc.	New Brunswick, Canada

SZR Sherbrooke Street Inc.	New Brunswick, Canada

TH 1330, LLC	Washington, D.C.

The Good Samaritan Fund, Inc.	Virginia

Trinity Hospice — Castle Peak Holdings, LLC	Delaware

Trinity Hospice — Castle Peak, LP	Delaware

Trinity Hospice Holdings, LLC	Delaware

Trinity Hospice of Baton Rouge, LLC	Louisiana

Trinity Hospice of Chicago, LLC	Illinois

Trinity Hospice of Greater New Orleans, LLC	Louisiana

Trinity Hospice of Kansas, LLC	Kansas

Trinity Hospice of Massachusetts, LLC	Delaware

Trinity Hospice of Michigan, LLC	Delaware

Trinity Hospice of Minnesota, LLC	Delaware

Trinity Hospice of Mississippi, LLC	Mississippi

Trinity Hospice of Missouri, LLC	Missouri

Trinity Hospice of Ohio, LLC	Delaware

Trinity Hospice of Phoenix, LLC	Arizona

Trinity Hospice of Tennessee, Inc.	Delaware

Trinity Hospice of Virginia, LLC	Delaware

Trinity Hospice, Inc.	Delaware

Trinity Hospice, LLC	Oklahoma

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